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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 19 to Registration Statement No. 33-5819 of CitiFunds Tax Free Income Trust (formerly known as Landmark Tax Free Income Funds) of our reports each dated January 30, 1998 appearing in the annual reports to shareholders for the year ended December 31, 1997 of CitiFunds New York Tax Free Income Portfolio (formerly Landmark National Tax Free Income Fund), and CitiFunds National Tax Free Income Portfolio (formerly Landmark National Tax Free Income Fund), (each a separate series of CitiFunds Tax Free Income Trust), and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP

Boston, Massachusetts
February 17, 1998